
                                  NSAR ITEM 77O

                                  VK Pace Fund
                               10f-3 Transactions

  UNDERWRITING #          UNDERWRITING                PURCHASED FROM      AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                             PURCHASED


         1          Goldman Sachs Group, Inc.         Goldman Sachs             132,300          0.192%                05/03/99
         2         United Parcel Service, Inc.     Salomon Smith Barney          93,500          0.085%                11/09/99



Other Underwriters in the syndicate for #1
-------------------------------------------
Goldman Sachs & Co.
Bear, Stearns & Co
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette
Lehman Brothers
Merrill Lynch & Co.
J.P. Morgan & Co.
Morgan Stanley Dean Witter
Painewebber Incorporated
Purdential Securities
Salomon Smith Barney
Sanford C. Bernstein & Co., Inc.
Schroder & Co. Inc.

Other underwriters in the syndicate for #2
------------------------------------------
Morgan Stanley Dean Witter
Goldman Sachs & Co.
Merrill Lynch & Co.
Credit Suisse First Boston
Salomon Smith Barney
Warburg Dillon Read